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                                                                     EXHIBIT 5.1

                            VINSON & ELKINS L.L.P.
                               ATTORNEYS AT LAW

                             2300 FIRST CITY TOWER
                              1001 FANNIN STREET
                          HOUSTON, TEXAS  77002-6760
                           TELEPHONE (713) 758-2222
                              FAX (713) 758-2346



                               February 29, 2000


Dynegy Inc.
1000 Louisiana, Suite 5800
Houston, Texas 77002

Ladies and Gentlemen:

     We have acted as counsel for Dynegy Inc., an Illinois corporation (the "Company"), with respect to certain legal matters in connection with the registration by the Company and Dynegy Capital Trust III, a Delaware statutory business trust (the "Trust"), under the Securities Act of 1933, as amended (the "Securities Act"), of the offer and sale (a) by the Company from time to time, pursuant to Rule 415 under the Securities Act, of (i) unsecured debt securities, in one or more series, consisting of notes, debentures or other evidences of indebtedness (the "Debt Securities"), (ii) shares of preferred stock, par value $.01 per share, of the Company, in one or more series (the "Preferred Stock"), which may be issued in the form of depositary shares evidenced by depositary receipts (the "Depositary Shares"), (iii) shares of Class A common stock, par value $.01 per share, of the Company (the "Common Stock"), (iv) securities warrants (the "Warrants") to purchase Debt Securities, Preferred Stock, Depositary Shares or Common Stock and (v) in addition to the Debt Securities, debentures (the "Trust Debentures") to be purchased by the Trust with the proceeds from the sale of preferred securities (the "Preferred Securities"), (b) by the Trust from time to time pursuant to Rule 415 under the Securities Act of the Trust's Preferred Securities and (c) by certain selling stockholders (the "Selling Stockholders") of up to 6,455,064 shares of Common Stock issuable upon conversion of up to 6,697,776 shares of Series A preferred stock of the Company (including any additional shares of Common Stock that may become issuable upon such conversion pursuant to applicable anti-dilution provisions, the "Secondary Shares"). The aggregate initial offering prices of the Debt Securities, Preferred Stock, Depositary Shares, Common Stock, Warrants and Preferred Securities (excluding the aggregate initial offering price of the Trust Debentures) offered by the Company hereby (collectively, including the Trust Debentures, the "Securities") will not exceed $500,000,000 or, if applicable, the equivalent thereof in any other currency or currency unit. The Securities and the Secondary Shares will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements to the Prospectus contained in the Company's Registration Statement on Form S-3 to which this opinion is an exhibit.
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Dynegy Inc.
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February 29, 2000


     We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Articles of Incorporation and Bylaws of the Company, each as amended to the date hereof (ii) the Certificate of Trust of the Trust dated February 1, 2000, (iii) the Declaration of Trust, dated February 1, 2000, among the Company and the trustees named therein and (iv) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed. In addition, we reviewed such questions of law, as we considered appropriate.

     In connection with this opinion, we have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective; (ii) a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (iv) an Amended and Restated Declaration of Trust (the "Declaration") to be entered into among the Company, as sponsor, the trustees of the Trust named therein, and the holders from time to time, the Preferred Securities Guarantee to be entered into by the Company (the "Preferred Securities Guarantee"), the Common Securities Guarantee to be entered into by the Company (the "Common Securities Guarantee") and the Indentures relating to the Securities (the "Indentures") will each be duly authorized, executed and delivered by the parties thereto; (v) each person signing the Declaration, the Preferred Securities Guarantee, the Common Securities Guarantee and the Indentures will have the legal capacity and authority to do so; (vi) at the time of any offering or sale of any shares of Common Stock and/or Preferred Stock, that the Company shall have such number of shares of Common Stock and/or Preferred Stock, as set forth in such offering or sale, authorized or created and available for issuance; (vii) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (viii) and Securities issuable upon conversion, exchange or exercise of any Securities being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

     Based on the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that:

     (i) When (a) the applicable Indenture relating either to Senior Debt Securities or Subordinated Debt Securities has been duly qualified under the Trust Indenture Act of 1939, as amended, (b) the Board of Directors of the Company (or a committee thereof) has taken all necessary corporate action to approve the issuance and terms of any such Debt Securities, (c) the terms of such Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restriction imposed by any court or governmental body having jurisdiction over the Company, (d) any shares of Common Stock issuable upon the conversion of such Debt Securities, if applicable, have been duly and validly authorized for issuance and (e) such Debt Securities have been duly executed and authenticated in accordance with the
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Dynegy Inc.
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February 29, 2000



          applicable Indenture and issued and sold as contemplated in the Registration Statement, such Debt Securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and to general equitable principles, and any shares of Common Stock issued upon conversion of any such Debt Securities will be duly authorized, validly issued, fully paid and nonassessable.

     (ii) When (a) the terms of the issuance of any shares of Common Stock or any series of Preferred Stock (and Depositary Shares, if applicable) to be issued and sold by the Company pursuant to the Registration Statement have been established by the Board of Directors of the Company (or a committee thereof), and (b) such shares have been issued and sold as contemplated in the Registration Statement, all such shares will be duly authorized, validly issued, fully paid and nonassessable.

     (iii) When (a) the terms of any Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company, and (b) the Warrants have been duly executed and authenticated in accordance with the applicable Warrant Agreement and issued and sold as contemplated in the Registration Statement, the Warrants will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and to general equitable principles, and
          (x) any Debt Securities issued upon exercise of any such Warrant Agreement will, subject to the qualifications set forth in paragraph
          (i) above being met, constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and to general equitable principles, and any shares of Common Stock issued upon conversion of any such Debt Securities will, subject to the qualifications set forth in paragraph
          (ii) above being met, be duly authorized, validly issued, fully paid and nonassessable and (y) any shares of Common Stock or Preferred Stock (or Depositary Shares, if applicable) issued upon exercise of any such Warrant Agreement will, subject to the qualifications set forth in paragraph (ii) above being met, be duly authorized, validly issued, fully paid and nonassessable.

     (iv) When (a) a Debenture Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (b) the Board of Directors of the Company (or a committee thereof) has taken all necessary corporate action to approve the issuance and terms of any Trust Debentures, (c) the terms of the Trust Debentures
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Dynegy Inc.
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February 29, 2000


          and of their issuance and sale have been duly established in conformity with the Debenture Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company, and (d) the Trust Debentures have been duly executed and authenticated in accordance with the Debenture Indenture and issued as contemplated in the Registration Statement, the Trust Debentures will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and to general equitable principles.

     (v) When the Preferred Securities Guarantee has been duly qualified under the Trust Indenture Act of 1939, as amended, the Preferred Securities Guarantee and the Common Securities Guarantee will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and to general equitable principles.

     (vi) The Secondary Shares have been duly authorized and are validly issued, fully paid and nonassessable.

     The foregoing opinions are limited to the laws of the State of New York, the laws of the United States of America and to the General Corporation Law of the State of Delaware.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption "Validity of Securities." In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.



                                    /s/ Vinson & Elkins L.L.P.